                                                                   EXHIBIT 99.1


                            [INTEGRITY MEDIA LOGO]


For Immediate Release

INTEGRITY MEDIA, INC.
REPORTS SECOND QUARTER AND FIRST HALF RESULTS

MOBILE, Alabama (August 4, 2003) - Integrity Media, Inc. (NASDAQ/NMS: ITGR), a media/communications company that produces, publishes and distributes Christian music, books and related products, today reported its operating results for the second quarter and first half of 2003.

Net sales for the quarter ended June 30, 2003 increased 13.6% to $13.4 million, compared with $11.8 million in the second quarter of 2002. The Company reported a net loss of ($696,000), or ($0.12) per diluted share, in the most recent quarter, compared with a net loss of ($118,000), or ($0.02) per diluted share, in the quarter ended June 30, 2002.

For the six months ended June 30, 2003, net sales increased 17.3% to $31.9 million, versus $27.2 million in the corresponding period of the previous year. The Company reported a net loss of ($180,000), or ($0.03) per diluted share, in the first half of 2003, compared with net income of $227,000, or $0.04 per diluted share, in the prior-year period.

General and administrative expenses for the six months ended June 30, 2003 increased 23.0% to $9.1 million, compared with $7.4 million in the prior year period. For the quarter, general and administrative expenses increased 22.2% to $4.4 million, compared with $3.6 million for the same period in 2002. For the six months and the quarter ended June 30, 2003, the M2 Communications, Integrity Publishers and Sarepta divisions accounted for 71% and 65% of the increases in general and administrative expenses, respectively.

Net cash used by operating activities was approximately $355,000 in the first half of 2003, compared with cash provided by operating activities of $1.1 million in the prior-year period. Cash and cash equivalents on the Company's balance sheet approximated $3.2 million at June 30, 2003. Outstanding debt totaled $14.2 million at June 30, 2003, versus $9.5 million at December 31, 2002. "The increase in outstanding debt was primarily related to investments in our facilities expansion program at the Company's headquarters in Mobile, Alabama, which has now been completed," stated Don Ellington, Chief Financial Officer of Integrity Media, Inc.

"We were impacted by the general weakness in the economy during the second quarter, resulting in lower than expected revenues in a number of our sales channels," commented P. Michael Coleman, President and Chief Executive Officer of Integrity Media, Inc. "Further deterioration in sales to the Christian bookstore (CBA) retail channel was the largest contributor to the decline in sales, and profitability that trailed management's expectations in the second quarter. In addition, product returns from the CBA channel were substantially higher than normal in the second quarter, when we believe many Christian bookstore operators sharply reduced inventories in the face of an uncertain economic environment."

"According to SoundScan, which tracks point-of-purchase music sales, overall sales of Christian music in the first six months of 2003 are down about 10% from prior-year levels, while sales of Christian music in CBA stores are down 18% and overall U.S. recorded music sales are down about 5%," continued Coleman. "The Integrity Music Group (Integrity Music and M2 Communications) has also been impacted by the challenges facing the entire recorded music industry involving the illegal downloading of music from the Internet by consumers. While it is not possible to quantify the sales that may have been lost to such digital piracy, we believe recent legal initiatives within the music industry have the potential to discourage such activities in the future. Meanwhile, we are working with various parties to assure that the Integrity Music Group will provide a legal means to digitally deliver our music to customers, as the demand for such services expands."

Coleman continued, "Integrity Publishers was also impacted by the soft economy, higher than expected product returns, and the fact that no significant new product releases were scheduled for the second quarter of 2003. We expect sales to strengthen in the final six months of the year when several new titles are scheduled for release. While we have been very pleased with the number and caliber of Christian authors that have signed on with Integrity Publishers in recent months, our expectations do not assume any 'blockbuster' releases in the second half of 2003."

"In light of the weakness in sales, especially in the CBA channel, during the second quarter, we consider it prudent to lower our sales and earnings guidance for the full year. Accordingly, and based upon currently available information, we now expect Integrity Media, Inc. to earn $0.31 to $0.36 per diluted share, on revenues approximating $75 million, for the year ending December 31, 2003. This implies diluted earnings per share of $0.34 to $0.39 in the second half of the year, compared with diluted EPS of $0.33 in the final six months of 2002. While the second quarter was very difficult, I believe Integrity Media, Inc. is well-positioned for long-term growth, since we are now a diversified Christian media/communications company offering music, books and related products through a broad range of sales channels. We are also exploring Christian film/video opportunities for the home video market, using our current distribution capabilities," concluded Coleman.

Integrity Media, Inc. is a media/communications company that produces, publishes and distributes Christian music, books and related products. It is a producer and publisher of products that facilitate a Christian lifestyle. Integrity's products are sold primarily through retail stores and direct to consumers throughout the United States and in 167 other countries. The Company is headquartered in Mobile, Alabama, and its common stock is listed on The Nasdaq National Market under the symbol "ITGR". Information about Integrity, including financial and operating performance, is also available at the company's Web site, www.integritymedia.com/invest/financialpr.html.

THE COMPANY WILL HOST A CONFERENCE CALL TO DISCUSS FIRST QUARTER RESULTS AND OTHER SUBJECTS AT 11:30 A.M. EDT TODAY. SHAREHOLDERS AND OTHER INTERESTED PARTIES MAY PARTICIPATE IN THE CONFERENCE CALL BY DIALING 800-360-9865 (INTERNATIONAL/LOCAL PARTICIPANTS BY DIALING 973-694-6836) A FEW MINUTES BEFORE 11:30 A.M. EDT. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ384034732GF12.HTML. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE TWO HOURS AFTER THE COMPLETION OF THE CONFERENCE CALL FROM AUGUST 4, 2003 UNTIL AUGUST 11, 2003 BY DIALING 800-428-6051 FOR PARTICIPANTS IN THE US/CANADA OR FOR INTERNATIONAL/LOCAL PARTICIPANTS, CALL 973-709-2089 AND ENTERING THE ACCESS ID NUMBER 299829. THE CALL WILL ALSO BE ARCHIVED FOR 90 DAYS AT HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ384034732GF12.HTML.

Some of the statements contained in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, new products and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are: potentially changing consumer tastes and demands with respect to Christian music and books generally and praise and worship music, adult contemporary and pop/rock Christian music in particular; the effect on profit margins of changes in the Company's sales mix; increases in the estimated cost of television advertising, including production costs and the cost of air time, all of which could materially affect the financial impact of television advertising initiatives; the relative success of new products and consumer demand for existing products; construction delays or overruns at the corporate campus; and the risks identified from time to time in Integrity's SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2002. Any forward-looking statements represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


                  For additional information, please contact:

         Don Ellington, CFO of Integrity Media, Inc. at (251) 633-9000
                                       or
   RJ FALKNER & COMPANY, INVESTOR RELATIONS COUNSEL AT (800) 377-9893 OR VIA
                         E-MAIL AT INFO@RJFALKNER.COM.


                         (FINANCIAL HIGHLIGHTS FOLLOW)

INTEGRITY MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE DATA)


                                            Three Months Ended        Six Months Ended
                                                   June 30               June 30
                                           ----------------------  ----------------------
                                             2003        2002        2003         2002
                                           ---------   ---------   ---------   ----------

Net sales                                     13,384     $11,831     $31,944      $27,227
Cost of sales                                  6,678       4,996      16,297       13,173
                                           ---------   ---------   ---------   ----------
Gross profit                                   6,706       6,835      15,647       14,054
Marketing and fulfillment expenses             3,228       3,161       6,446        5,905
General and administrative expenses            4,445       3,614       9,140        7,360
                                           ---------   ---------   ---------   ----------
   Income from operations                       (967)         60          61          789

Other expenses

   Interest expense, net                         103          97         205          140
   Other expenses                                 16          43          37           97
                                           ---------   ---------   ---------   ----------
   (Loss) income before extraordinary
     item, minority interest and taxes        (1,086)        (80)       (181)         552
(Benefit from) provision for income taxes       (440)        (30)       (111)         182
Minority interest, less applicable taxes          50          68         110          143
                                           ---------   ---------   ---------   ----------
Net (loss) income                            $  (696)    $  (118)    $  (180)     $   227
                                           =========   =========   =========   ==========
Adjustments to determine comprehensive
  (loss) income
Foreign currency translation adjustments        (209)         35         (99)         102
                                           ---------   ---------   ---------   ----------
Comprehensive (loss) income                  $  (905)    $   (83)    $  (279)     $   329
                                           =========   =========   =========   ==========
Net (loss) income per share - Basic          $ (0.12)    $ (0.02)    $ (0.03)     $  0.04
                                           =========   =========   =========   ==========
Net (loss) income per share - Diluted        $ (0.12)    $ (0.02)    $ (0.03)     $  0.04
                                           =========   =========   =========   ==========

Weighted average number of shares
  outstanding

   Basic                                       5,608       5,593       5,603        5,589
   Diluted                                     5,969       5,593       5,966        6,007

INTEGRITY MEDIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)


                                                                        Jun 30, 2003  Dec 31, 2002
                                                                        ------------  ------------
                                                                         (Unaudited)

ASSETS
Current Assets
   Cash                                                                     $ 3,151       $ 4,821
   Trade receivables, less allowance for returns and
     doubtful accounts of $1,912 and $2,415                                   5,127         6,842
   Other receivables                                                            104            67
   Inventories                                                                5,942         5,191
   Other current assets                                                       4,882         4,558
                                                                        -----------   -----------
      Total current assets                                                   19,206        21,479
Property and equipment, net of accumulated
  depreciation of $6,478 and $6,055                                          10,450         7,337
Product masters, net of accumulated amortization of $20,948
  and $19,387                                                                 4,239         3,806
Other assets                                                                  7,908         8,237
                                                                        -----------   -----------
      Total assets                                                          $41,803       $40,859
                                                                        ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Current portion of long-term debt                                        $ 2,690       $ 2,690
   Line of Credit                                                             3,000             0
   Accounts payable and accrued expenses                                      2,948         5,298
   Royalties payable                                                          4,931         6,256
   Other current liabilities                                                  1,131           997
                                                                        -----------   -----------
      Total current liabilities                                              14,700        15,241
Long-term debt                                                                8,464         6,780
Other long-term liabilities                                                     301           179
                                                                        -----------   -----------
      Total liabilities                                                      23,465        22,200
                                                                        -----------   -----------
Commitments and contingencies
Minority interest                                                               466           606
                                                                        -----------   -----------

Stockholders' Equity

   Preferred stock, $.01 par value; 500,000 shares
     authorized, none issued and outstanding                                      0             0
   Class A common stock, $.01 par value; 7,500,000
     shares authorized; 2,364,783 shares issued and
     outstanding                                                                 24            24
   Class B common stock, $.01 par value, 10,500,000 shares
     authorized; 3,385,000 shares issued and outstanding                         34            34
   Additional paid-in capital                                                13,001        12,956
   Unearned compensation                                                       (426)         (479)
   Retained earnings                                                          5,272         5,452
   Equity adjustments from foreign translation                                  (33)           66
                                                                        -----------   -----------
      Total stockholders' equity                                             17,872        18,053
                                                                        -----------   -----------
         Total liabilities and stockholders' equity                         $41,803       $40,859
                                                                        ===========   ===========